UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

IMMERSION CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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801 Fox Lane San Jose, California 95131
(Address of principal executive offices) (Zip Code)

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Registrant’s telephone number, including area code: (408) 467-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing with the Securities and Exchange Commission (the "SEC") made by Immersion Corporation ("Immersion") whether before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

On February 28, 2008, Immersion issued a press release (the "Press Release") announcing Immersion’s financial results for the quarter and year ended December 31, 2007. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.02     Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review.

(a)        On February 27, 2008, the management of Immersion concluded, and the Audit Committee of the Board of Directors agreed, that the previously filed condensed consolidated financial statements contained in Immersion’s Forms 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007 (the "Quarterly Financial Statements") should no longer be relied upon due to errors in the accounting of income taxes for 1) the release of deferred income tax valuation allowance related to stock option deductions for prior years and 2) utilization of an incorrect effective state tax rate. We have now determined that the release of the deferred income tax valuation allowance related to stock option deductions should have been recorded as an increase to additional paid in capital within stockholders’ equity rather than as a benefit to income tax expense. Further, Immersion concluded that the effective state income tax rate utilized in the determination of state income taxes should have been lower.

As a result of these errors, the provision for income taxes for the three, six and nine month periods ended March 31, 2007, June 30, 2007 and September 30, 2007, respectively, was understated by $6.6 million. The impact of the errors on the condensed consolidated balance sheets was to overstate income tax liabilities by $0.7 million, understate deferred tax assets by $0.3 million and understate stockholders’ equity by a net $1.0 million.

As a result, management concluded that the Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Cash Flows reported in Immersion’s Quarterly Financial Statements, and related discussion of provision for income taxes in Management’s Discussion and Analysis of Financial Condition and Results of Operations, should be restated in order to correct these errors.

The restatement will be reflected in the presentation of quarterly financial information in Immersion’s 2007 annual report on Form 10-K that is expected to be filed on March 17, 2008. Immersion plans to restate the 2007 first, second and third quarter condensed consolidated financial statements prospectively when it files the 2008 first, second and third quarter condensed consolidated financial statements. When Immersion files its annual report on Form 10-K for the year ended December 31, 2007 to effect the restatement described above, management expects Immersion to report the existence of a material weakness in Immersion’s internal control over financial reporting relating to its accounting for income taxes.

The restatements discussed above will not change Immersion’s previously reported revenue, operating income, or cash balances, for any of the aforementioned periods.

Management and the Audit Committee discussed these matters with Immersion’s independent registered public accounting firm, Deloitte & Touche LLP.

Item 9.01     Financial Statements and Exhibits.

 (d)      Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 28, 2008 regarding financial information for Immersion for the quarter and year ended December 31, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	February 28, 2008	By:	/s/ Stephen M. Ambler
Stephen M. Ambler
Chief Financial Officer and Vice President,
Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 28, 2008 regarding financial information for Immersion for the quarter and year ended December 31, 2007.